UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       June 8, 2010

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

       Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                               (IRS Employer
           of Incorporation)                            File Number)                            Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

,

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 8, 2010, Inspire Pharmaceuticals, Inc. ("Inspire") and Santen Pharmaceuticals Co., Ltd. ("Santen") entered into a first amendment, dated as of June 3, 2010 (the "Amendment"), to their Development, License and Supply Agreement, dated as of December 16, 1998 (the "Original Agreement"). Pursuant to the terms of the Original Agreement, Inspire previously granted to Santen the rights to develop, use, manufacture and commercialize diquafosol for the Japanese market and nine other Asian countries (the "Santen Territory"), subject to Inspire's exclusive right to supply all Santen's requirements of the active pharmaceutical ingredient ("API"). Under the terms of the Original Agreement, Santen has developed a formulation of diquafosol, known as DIQUAS Ophthalmic Solution 3%, which received regulatory approval from the Japanese Ministry of Health on April 16, 2010. The launch date for DIQUAS in Japan has not yet been determined by Santen and is subject to, among other things, the Japanese pricing approval process.

The Amendment relieves Inspire of its manufacturing obligations with respect to the API, and grants to Santen expanded rights allowing it to manufacture, or have manufactured, the API throughout the world for use in products in the Santen Territory. In connection therewith, the licensed technology has been expanded under the Amendment to include know-how relating to manufacturing.

The terms relating to milestones have been amended so that, if the remaining unmet milestone is achieved, Inspire will be entitled to receive $1.25 million from Santen under the Amendment, in lieu of potential future milestone payments of up to $1.75 million under the Original Agreement. Royalty rates relating to net sales of products, including DIQUAS, in Japan have been amended to a tiered royalty range with a minimum rate in the high single digits and a maximum rate in the low double digits. In addition, the royalty rate with respect to net sales, if any, of any product approved for sale in the Santen Territory other than Japan has been amended, and continues to be below the royalty rates applicable to Japanese net sales.

The parties gave mutual releases relating to the manufacture or supply of the API arising prior to the date of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                               Joseph M. Spagnardi,
                                                                               Senior Vice President, General Counsel
                                                                               and Secretary

Dated: June 10, 2010